UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 10, 2020
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE
WOONSOCKET, RHODE ISLAND 02895
(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2020, Summer Infant, Inc. (the “Company”) and Summer Infant (USA), Inc., as borrowers entered into (i) Amendment No. 4 to Second Amended and Restated Loan and Security Agreement among the Company and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders (the “BofA Amendment”), and (ii) Amendment No. 4 to Term Loan and Security Agreement among the Company and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Pathlight Capital LLC, as agent for the lenders (the “Term Loan Amendment”).

BofA Amendment. The BofA Amendment amended the terms of the Second Amended and Restated Loan and Security Agreement to, among other things: (a) amend the definition of EBITDA to exclude fees and expenses paid to Winter Harbor and any investment bank retained by the Company; (b) modify the definition of Financial Covenant Trigger Amount so that the amount is (i) $3 million through May 31, 2020, (ii) $3.5 million from June 1 through June 30, 2020, (iii) $3.75 million from July 1 through August 31, 2020, (iv) $4.0 million from September 1 through September 30, 2020, (v) $4.25 million from October 1 through October 31, 2020, (vi) $4.5 million from November 1 through November 30, 2020, and (vii) $5.0 million at any time from and after December 1, 2020; (c) reduce the lenders’ aggregate revolver commitments to $48.0 million; (d) require that the Company meet certain minimum net sales amounts for each period of three consecutive fiscal months, through the three-month period ending December 31, 2020; (e) require that the Company meet a certain minimum EBITDA as of the end of each fiscal month, calculated on a trailing 12-month period; (f) increase the applicable margin and applicable unused line fee rate; and (g) modify certain reporting requirements.

Term Loan Amendment. The Term Loan Amendment amended the terms of the Term Loan and Security Agreement to, among other things: (a) amend the definition of Term Loan Borrowing Base to deduct a specified equipment reserve amount from the calculation of the borrowing base; (b) amend the definitions of EBITDA and Financial Covenant Trigger Amount consistent with the BofA Amendment; (c) modify the definition of IP Advance Rate to be 55%, provided that such rate shall be reduced by 1.0% per month on and after the earlier of (i) the due date of the Company’s borrowing base certificate for September 2020 and (ii) the date such borrowing base certificate is delivered; (d) suspend principal payments on the term loan for 2020, such payments to resume in March 2021; (e) require that the Company meet certain financial covenants, consistent with the BofA Amendment; and (f) modify certain reporting requirements, consistent with the BofA Amendment.

In addition, pursuant to Term Loan Amendment, beginning on March 10, 2020, the term loan will begin to bear additional interest, to be paid in kind (“PIK interest”) at annual rate of 4.0%, such PIK interest to be payable upon the earliest to occur of (i) the sale or merger of the Company, (ii) the repayment in full of the term loan and termination of commitments, (iii) the occurrence of a default or event of default under the Term Loan and Security Agreement, and (iv) the Company achieving adjusted EBITDA of $12.0 million (calculated on a trailing 12-month basis). If PIK interest becomes due and payable as a result of the Company achieving the adjusted EBITDA event described in clause (iv), then the Company shall pay all outstanding PIK interest accrued as of such date, and PIK interest shall continue to accrue thereafter and be paid on each subsequent anniversary of such event.

The foregoing summary of the BofA Amendment and the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03.	Material Modification to Rights of Security Holders.

On March 12, 2020, Summer Infant, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), that will effect, as of 11:59 p.m. Eastern Time on March 13, 2020 (the “Effective Date”), a 1-for-9 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.0001 par value per share (the “Common Stock”).

As a result of the Reverse Stock Split, every nine shares of Common Stock issued and outstanding at the effective time will be converted into one share of Common Stock. No cash or fractional shares will be issued in connection with the Reverse Stock Split, and instead the Company will round up to the next whole share in lieu of issuing fractional shares that would otherwise have been issued pursuant to the Reverse Stock Split.

The Reverse Stock Split will reduce the number of shares of outstanding Common Stock. The Reverse Stock Split will not change the par value or authorized number of shares of Common Stock. All outstanding equity awards will be adjusted as a result of the Reverse Stock Split, as required by the terms of such equity awards and the Company’s incentive compensation plans.

As previously disclosed, at the Company’s Special Meeting of Stockholders held on March 5, 2020, the stockholders of the Company voted to approve the Reverse Stock Split. The Board of Directors subsequently determined the final reverse stock split ration and approved and authorized the filing of the Certificate of Amendment.

Trading of the Common Stock on a Reverse Stock Split-adjusted basis is anticipated to begin at the opening of trading on March 16, 2020.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2020, the Company issued a press release with respect to the Reverse Split Stock. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Summer Infant, Inc.

10.1*	Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated as of March 10, 2020, among Summer Infant, Inc. and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders

10.2*	Amendment No. 4 to Term Loan and Security Agreement, dated as of March 10, 2020, among Summer Infant, Inc. and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Pathlight Capital LLC, as agent for the lenders

99.1	Press release dated March 12, 2020.

*	Portions of this exhibit have been omitted for confidential treatment pursuant to Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: March 12, 2020	By:	/s/ Paul Francese
Paul Francese
Senior Vice President and Chief Financial Officer